Exhibit 10.2

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

EMPLOYMENT AGREEMENT

This Employment Agreement made as of the 29th day of May, 2013 (this “Agreement”) by and between Federal-Mogul Corporation, which has its offices at 26555 Northwestern Highway, Southfield, Michigan 48033 (together with its successors and assigns, “Employer”), a subsidiary of Icahn Enterprises L.P. (“IEP”), and Kevin Freeland residing at 15476 Boulder Pointe Rd., Eden Prairie, MN 55347 (“Employee” or “you”).

In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Employment. Subject to the terms of this Agreement, Employer hereby employs Employee to perform the duties described in Section 2 below, and Employee hereby accepts such employment. Employee’s title shall be Chief Executive Officer of the Aftermarket Division (as defined below), reporting to the Employer’s Board of Directors (the “Board”). Employee understands, acknowledges and agrees that, as previously announced publicly by Employer, the Board has modified the Employer’s corporate structure to create a separate Aftermarket Division primarily engaged in the manufacture, sale and distribution of automotive, industrial and commercial parts in the aftermarket (as opposed to original equipment manufacturers). As used in this Agreement, the term “Aftermarket Division” shall mean the Vehicle Component Systems operating segment referred to in the Employer’s Annual Report on Form 10-K for the year ended December 31, 2012, as such operating segment may be modified, supplemented or altered from time to time as approved by the Board of Directors of Employer.

2. Duties. Employee shall perform such duties for Employer and its subsidiaries as Employer or the Board may request from time to time so long as such duties are consistent with the position of Chief Executive Officer of the Aftermarket Division. Employee agrees to devote his full business time and reasonable best efforts to such duties. Employee shall perform the services required under this Agreement in the Detroit, Michigan metropolitan area, subject to travel requirements consistent with his position, unless otherwise approved by the Board.

3. Benefits. During the Term (as defined herein), Employee shall be entitled to twenty (20) days of paid time-off per year of employment in accordance with the policies of Employer and shall participate in all benefit programs and plans for which he is eligible, which are made available to all executive employees of Employer (including an automobile allowance equal to 4% of the Base Salary in effect from time to time); provided, however, that Employee shall not be entitled to participate in any incentive compensation arrangement except as expressly provided in this Agreement, including Exhibit B to this Agreement. Subject to compliance with its relocation policy, Employer shall reimburse Employee for his reasonable relocation expenses (which amount shall not exceed $150,000) when he establishes residence in the Detroit, Michigan metropolitan area. Employee shall establish residence on a full time basis in the Detroit area within 12 months of the commencement of the Term and shall maintain such residence throughout the Term.

4. Term. The term of employment under this Agreement shall commence on or about June 17, 2013 and end on March 31, 2018 unless such employment ceases earlier for any reason (see Section 6 below) (whether: (i) terminated for Cause; (ii) terminated without Cause; (iii) due to

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

death or Disability (as defined below); or (iv) by the action of Employee such as by Employee for Good Reason (as defined in Section 6(ii)(c)) below, resignation or retirement. For all purposes under this Agreement “Term” shall mean the period beginning on the first day and ending on the last day of Employee’s employment under this Agreement.

5. Compensation.

i) Cash Compensation. During the Term, Employer agrees to pay to Employee and Employee agrees to accept, as his cash compensation for all services to be rendered under this Agreement, a base salary at the rate of $600,000 per full 365-day year, subject to upward adjustment, if any, as determined from time to time by the Board (the “Base Salary”). The Base Salary shall be earned and payable in accordance with the normal payroll practices of Employer.

Employee shall also be eligible to receive a bonus under the Employer’s Management Incentive Plan or a successor plan (the “MIP”) in respect of each completed fiscal year that Employee remains employed by Employer during the Term. Employee’s target bonus opportunity under the MIP shall be 100% of the Base Salary in effect from time to time, based on achievement of metrics approved by the Board in its discretion. Employee’s maximum bonus opportunity under the MIP shall be 200% of the Base Salary in effect from time to time. In the event that this Agreement is terminated in accordance with its terms as a result of the expiration of the Term on March 31, 2018 and is not extended beyond March 31, 2018, Employee shall be eligible for a pro rata MIP bonus in respect of fiscal 2018, as determined by the Board. Employee shall also be eligible to receive a pro-rated MIP bonus with respect to fiscal 2013, as determined by the Board; however, such bonus shall not be less than $250,000.

Any bonus contemplated by this Agreement (whether pursuant to the MIP or otherwise) shall be deemed earned and payable only if (i) the bonus is approved by the Board in writing and (ii) Employee is employed by Employer on the date such bonus is paid (other than any pro rata bonus in respect of fiscal 2018). Any bonus payments shall be made promptly following approval by the Board and in no event later than sixty-five (65) days after the end of the taxable year of Employer for which such approval was given.

The Base Salary and annual bonus under the MIP are referred to herein together as the “Cash Compensation”. All payments of Cash Compensation shall be made in cash and shall be subject to applicable deductions, and to payroll and withholding taxes as required by law.

ii) Long-Term Incentive Compensation. Effective as of the first day of the commencement of the Term, Employee is hereby granted a performance-based economic value added award on the terms set forth in Exhibit B to this Agreement (the “Performance Award Terms”). Notwithstanding anything to the contrary in this Agreement or in the Performance Award Terms, to the extent any Payment (as defined in the Performance Award Terms) would otherwise exceed $20 million, Employee’s entitlement to the portion of such Payment exceeding $20 million shall be contingent upon obtaining the approval of Employer’s shareholders of an increase to the maximum payment that can be made under the Plan (as defined in the Performance Award Terms), which approval Employer shall use its best efforts to obtain at the 2014 Annual Meeting of Stockholders.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

6. Early Termination.

i) Power of Termination. The Employer may terminate the employment of Employee under this Agreement at any time, with Cause, or in the discretion of Employer, without Cause. “Cause” shall mean any of the following:(a) conviction of any crime (other than traffic violations and similar minor infractions of law); (b) failure to follow, in any material respect, the lawful directions given by Employer or its subsidiaries or the policies or procedures adopted by the Board from time to time; (c) failure to come to work on a full-time basis, other than on holidays, vacation days, sick days, or other days off under Employer’s business policies; (d) impairment due to alcoholism, drug addiction or similar matters; and (e) a material breach of this Agreement, including, without limitation, any breach of Sections 8 or 9 hereof. Prior to termination for “Cause” as a result of failure as contemplated in clause (b) or (c) above, Employee shall be given written notice by hand delivery or United States Postal Service (or a reasonable substitute for United States Postal Service), of his activity giving rise to such failure and will have 5 business days from receipt of the notice to correct such activity; provided that Employer shall only be required to provide notice under this sentence one time during any calendar year for each alleged breach.

ii) Effect of Termination. (a) In the event that Employee’s employment is terminated (whether: (i) for Cause; (ii) without Cause; (iii) due to death or Disability; or (iv) by the action of Employee such as resignation or retirement), the Employee shall be entitled to receive any Base Salary earned and not yet paid through the date of termination and any amounts payable on account of accrued but unused paid-time-off days. Employee’s employment under this Agreement will terminate upon Employee’s death or Disability. For purposes of this Agreement, Disability shall have the meaning given to such term under the Federal–Mogul Corporation 2010 Stock Incentive Plan.

(b) In the event that Employee’s employment is terminated prior to March 31, 2018 by Employer without Cause or by Employee for Good Reason (as hereafter defined), the Employee shall be entitled to receive on the sixtieth day following his employment termination date, in addition to any amounts due under Section 6(ii)(a) above (but without duplication of any amounts due under Section 6(ii)(a) above), an amount equal to the lesser of (A) one (1) year’s Base Salary or (B) if there is less than one (1) year left in the Term, the remaining Base Salary that would have been payable through the end of the Term (in either case, at the rate in effect at the time of termination). Notwithstanding any other provision of this Agreement, in the event that (B) of the preceding sentence applies, the length of all restrictions on competitive services set forth in Section 9 of this Agreement shall be reduced to the length of time between the termination and the end of the Term (but the Employer shall retain its right under Section 9 to extend the post-employment period for an additional one (1) year so long as it complies with the requirements of Section 9). In the event that Employee terminates his employment for Good Reason under clause (iii) of the definition of that term, the amount otherwise payable under this Section 6(ii)(b) shall be increased by $1,000,000.

(c) “Good Reason” shall mean and be limited to, (i) the failure of Employer to make any payment expressly required to be made under the terms of this Agreement or any amendment hereto, if such failure continues for 15 business days following receipt of written notice detailing the amount and circumstances of such failure given by hand delivery or United

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

States Postal Service (or a reasonable substitute for United States Postal Service), from Employee to the Chairman of the Board with a copy to the last known General Counsel of Employer, provided that if such failure is the result of a good faith dispute with respect to such payment then such failure shall not constitute or be deemed to constitute “Good Reason,” (ii) a change or diminution of the Employee’s responsibilities such that he no longer serves as the Chief Executive Officer of the Aftermarket Division reporting to the Board, or (iii) the failure of Employer to obtain at or prior to the 2014 Annual Meeting of Stockholders the shareholder consent referenced in Section 5(ii) above. For the avoidance of doubt, in no event shall the termination of this Agreement in accordance with its terms upon expiration of the Term on March 31, 2018 be considered, or deemed to be, a termination of Employee’s employment by Employer without Cause or by Employee for Good Reason.

(d) The obligations of Employer to make any payment required pursuant to this Section 6 (other than any amounts of Employee’s accrued Base Salary and any amounts payable on account of accrued but unused paid-time-off days), is subject to and conditioned upon (i) execution and delivery by Employee to Employer within 45 days of Employee’s employment termination date of a release agreement in favor of Employer, its Affiliates and their respective officers, directors, employees, agents and equity holders in respect of Employee’s employment with Employer and the termination thereof substantially in a form set forth in Exhibit A attached hereto and as then provided by Employer to Employee, and (ii) such release agreement, once executed by Employee and delivered to Employer, becomes irrevocable and final under the applicable law.

iii) No Other Rights of Employee. In the event of the cessation of the employment of the Employee for any reason or no reason whether as contemplated in clauses (i) and (ii) above or otherwise, the Employee shall cease to have any right to Cash Compensation or any other payment or consideration other than (i) as expressly set forth in this Section 6 and (ii) under any employee benefit plans of Employer and its subsidiaries applicable to Employee in the event of cessation of employment under the circumstances of such cessation, and (iii) any accrued vested benefits under any retirement plan in accordance with the terms of such plan and applicable law and (iv) as may be required by operation of applicable law. To the extent that any provision of this Agreement may result in any duplication of any calculation, benefit, allocation, payment or amount, such consequence is not intended and no such duplicate amount shall be included in any calculation, benefit, allocation, payment or amount.

iv) Resignation. Employee may resign from his employment under this Agreement (but will remain subject to applicable terms of this Agreement, including, without limitation, Sections 8, 9, 10 and 11 hereof). Any such resignation will not be on less than two (2) weeks prior written notice to Employer which written notice shall be provided as specified in this Section 6 ii) (c).

7. Representations and Warranties. Employee represents as follows:

i) To the best of his knowledge, Employee is not a party to, or involved in, or under investigation in, any pending or threatened litigation, proceeding or investigation of any governmental body or authority or any private person, corporation or other entity.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

ii) Employee has never been suspended, censured or otherwise subjected to any disciplinary action or other proceeding by any State, other governmental entities, agencies or self-regulatory organizations.

iii) Employee, Employer and Advance Auto Parts (“Advance”) have executed that certain Limited Consent dated May 29, 2013, a copy of which is attached hereto as Exhibit C (the “Consent”), which relates to certain restrictive obligations applicable to Employee as a result of his previous employment with Advance (the “Disclosed Obligations”). Employee represents, warrants, covenants and agrees with Employer that Employee is in compliance with the Consent and shall not breach any of the terms, conditions or provisions of the Consent. Employer represents, warrants, covenants and agrees with Employee that Employer shall not, during the term of the Consent, require Employee to take any actions that Employee has informed Employer in writing would cause Employee to breach any of the terms, conditions or provisions of the Consent and that Employer will execute Exhibit C as required by its terms at the same time as it executes this Agreement.

iv) Excluding the Disclosed Obligations, Employee is not subject to any of the following (each a “Restrictive Obligation”): any employment agreement, non-solicitation agreement, restrictive covenant, non-compete or other contract or other restriction whatsoever that would be breached or violated by entering into or performing his duties under this Agreement or that would cause him to not be able fully to fulfill his duties under this Agreement. In the event that, following its review thereof with its legal counsel, Employer, acting in good faith, determines that Employee is subject to a Restrictive Obligation or that the terms thereof otherwise would adversely affect or interfere with the business, operations or activities of Employer or its Affiliates, Employer may, upon notice to Employee, terminate the employment of Employee hereunder, which will for all purposes have the same effects as a voluntary resignation of the employment of the Employee hereunder.

v) Employer and Employee agree that Employee shall not disclose to the Employer any information regarding any past employer obtained by Employee while employed by any past employer the disclosure of which would constitute a breach of Employee’s fiduciary or contractual obligations to his current employer.

8. Confidential Information. During the Term and at all times thereafter, Employee shall hold in a fiduciary capacity for the benefit of Employer and its subsidiaries all secret or confidential information, knowledge or data (collectively, “Confidential Information”), including without limitation trade secrets, business opportunities and methodologies relating to the business of Employer and its subsidiaries, and their respective businesses: (i) obtained by Employee during Employee’s employment with Employer and (ii) not otherwise in the public domain. Employee shall not, without prior written consent of Employer (which may be granted or withheld in its discretion), use, or communicate or divulge any Confidential Information, or any related knowledge or data to anyone other than Employer and those designated by Employer, except to the extent compelled pursuant to the order of a court or other body having jurisdiction over such matter or based upon the advice of his counsel that such disclosure is legally required; provided, however, that Employee will assist Employer, at Employer’s expense, in obtaining a protective order, other appropriate remedy or other reliable assurance that confidential treatment will be accorded such information so disclosed pursuant to the terms of this Agreement.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

All processes, technologies, business opportunities, valuation models and methodologies, and inventions (collectively, “Inventions”), including without limitation new contributions, improvements, ideas, business plans, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Employee, alone or with others, during the Term, whether or not patentable and whether or not on the time of Employer or its subsidiaries or with the use of their facilities or materials, shall be the property of Employer or its subsidiaries, as applicable, and shall be promptly and fully disclosed by Employee to Employer. Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents, or instruments requested by Employer) to vest title to any such Invention in Employer and to enable Employer, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

Without limiting anything contained above, Employee agrees and acknowledges that all personal and not otherwise public information about Employer and its subsidiaries and the respective Affiliates of any of the foregoing (including, without limitation, all information regarding IEP, Carl C. Icahn, Mr. Icahn’s family and employees of Employer, IEP and their respective Affiliates) shall constitute Confidential Information for purposes of this Agreement. In no event shall Employee during or after his employment with Employer, disparage Employer, IEP, Mr. Icahn, Mr. Icahn’s family, the respective Affiliates of any of the foregoing or any of their respective officers, directors or employees.

Employee further agrees not to write, contribute to, or assist any other person in writing or creating, a book, film, broadcast, article, blog or any other publication (whether in print, electronic or any other form) about or concerning, in whole or in part, Employer, its subsidiaries, IEP, Mr. Icahn, his family members or any of the respective Affiliates of any of the foregoing, in any media and not to publish or cause to be published in any media, any Confidential Information, and further agrees to keep confidential and not to disclose to any third party, including, but not limited to, newspapers, authors, publicists, journalists, bloggers, gossip columnists, producers, directors, script writers, media personalities, and the like, in any and all media or communication methods, any Confidential Information.

In furtherance of the foregoing, the Employee agrees that during the Term and following the termination of his employment with Employer, the sole and only disclosure or statement he will make about or concerning any or all of Employer, IEP, Mr. Icahn, his family members, or any of the respective Affiliates of any of the foregoing is to acknowledge that he is or was employed with Employer unless otherwise required by applicable law.

9. Competitive Services. i) Employee agrees that from the date hereof (other than as the “Employee” under this Agreement) and through a period ending one (1) year from the last day of Employee’s employment under this Agreement (such date, the “End Date”), he will not engage or participate, directly or indirectly, in any business that is competitive with the business of the Employer or any of its subsidiaries or the business of any customer of the Employer (each a “Covered Business”) or group of Affiliated Covered Businesses (including, without limitation, any supplier or distributor of automotive, commercial vehicle or industrial powertrain and/or safety technologies, whether marketed to original equipment manufacturers or the aftermarket), in any capacity, directly or indirectly, whether as an individual, investor, stockholder, partner, owner, equity owner, lender, agent, trustee, consultant, employee, advisor, manager, franchisee

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

or in any other relationship or capacity, and will not enter into the employ of any Covered Business, render any services to any Covered Business, raise capital or seek to raise capital for any Covered Business, or otherwise become interested in, receive compensation from, or aid, represent, work with or for, or assist any Covered Business directly or indirectly in any manner and will not seek, agree to, obtain, negotiate with respect to or otherwise arrange to engage in, any of the activities, arrangements, employment, relationships, transactions or investments referred to above; provided, however, that the provisions in this Section 9(i) shall not be deemed to preclude Employee from investing his own funds to acquire securities solely for his own account: (x) during the Term in a manner that is in compliance with the policies and procedures of the Employer and its subsidiaries; or (y) after the end of the Term and on or prior to the End Date, that either (A) does not constitute a direct or indirect interest in any Covered Business; or (B) if such investment does constitute a direct or indirect interest in a Covered Business, such investment is solely a passive investment, and such investment does not, in the aggregate, constitute more than one percent (1%) of any class or series of outstanding securities of such Covered Business and the securities of such entity so purchased by Employee are registered under Section 12 of the Securities Exchange Act of 1934.

Notwithstanding the foregoing:

(A)	Employer may, in its discretion, extend the 1-year post-employment period specified in Section 9(i) above for an additional one (1) year (in which case the “End Date” for purposes of both Section 9(i) above and Section 9(ii) below shall be the date that is two (2) years from the last day of Employee’s employment under this Agreement) by providing written notice to that effect to Employee not later than fifteen (15) days prior to the expiration of the initial 1-year post-employment period; provided, however, that any such extension shall be subject to Employee receiving, during the second year of such extended period, one year’s Base Salary (at the rate in effect at the time of termination), payable in accordance with the normal payroll practices of Employer; and

(B)	In the event that this Agreement is terminated in accordance with its terms as a result of expiration of the Term on March 31, 2018 and is not extended beyond March 31, 2018, the 1-year post-employment period specified in Section 9(i) above shall be inapplicable unless the Employer elects, in its discretion, to have such 1-year period apply to Employee (in which case the “End Date” for purposes of both Section 9(i) above and Section 9(ii) below shall be the date that is one (1) year from the last day of Employee’s employment under this Agreement) by providing written notice to that effect to Employee not later than fifteen (15) days prior to the expiration of the Term; provided, however, that any such extension shall be subject to Employee receiving, during such 1-year period, one year’s Base Salary (at the rate in effect at the time of termination), payable in accordance with the normal payroll practices of Employer; and

(C)

Employee shall have the right to elect COBRA continuation coverage for himself and eligible family members with respect to the 1-year post-employment period specified in Section 9(i) above, as well during any time that such period is extended at the election of Employer pursuant to this Agreement, in which case

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Employer shall pay any applicable premiums; provided, however, that the payment of such premiums by Employer shall cease at such time as Employee becomes employed by a company other than Employer. For the avoidance of doubt, nothing in this Section 9(i)(C) is intended to interfere with Employee’s right to elect COBRA continuation coverage under applicable federal and state law.

i) From the date hereof and through a period ending on the End Date, Employee will not: (a) solicit, interfere with or endeavor to entice away from Employer or any of its subsidiaries or Affiliates, any current or prospective customer or client, or any person in the habit of dealing with any of the foregoing; (b) attempt to direct or solicit any current or prospective customer or client away from Employer or any of its subsidiaries or Affiliates; (c) interfere with, entice away or otherwise attempt to obtain or induce the withdrawal of any employee of Employer or any of its subsidiaries or Affiliates; (d) advise any person not to do business with Employer or any of its subsidiaries or Affiliates; or (e) attempt to direct, divert, or otherwise usurp any business opportunity or transaction that Employee learned of during Employee’s employment with Employer.

ii) The Employee acknowledges and agrees that Employer and its subsidiaries have a worldwide reputation and operate on a worldwide basis and that the scope of this covenant will and is intended to prohibit his activities as set forth above throughout the world. The Employee acknowledges and agrees that the provisions of Sections 8 and 9 are fair and reasonable and necessary to protect the business, reputation, goodwill and franchise of Employer and its subsidiaries. Employee acknowledges that, in light of the significant compensation of Employee, Employee is voluntarily entering into this provision and is well able to comply with its provisions without hardship.

10. Remedy for Breach. Employee hereby acknowledges that the provisions of Sections 8 and 9 of this Agreement are reasonable and necessary for the protection of the Employer and its Affiliates and all other persons referred to therein, and are not unduly burdensome to Employee and that Employee acknowledges such obligations under such covenants. Employee further acknowledges that Employer and its Affiliates (including but not limited to IEP, Mr. Icahn, his family and estate) will be irreparably harmed if such covenants are not specifically enforced. Accordingly, Employee agrees that, in addition to any other relief to which Employer and its Affiliates (including but not limited to IEP, Mr. Icahn, his family and estate) may be entitled, including claims for damages, all such persons and entities shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purpose of restraining Employee from an actual or threatened breach of such covenants.

11. Miscellaneous.

i) Affiliate. For purposes of this Agreement the term “Affiliate” (or a person or entity “Affiliated” with another person or entity) and “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall have the meanings set forth in Rule 405 of Regulation C of the Securities Act of 1933, as amended. References in this agreement to a person shall be deemed to include references to natural persona and entities and references to entities shall be deemed to include persons.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

ii) Entire Agreement. This Agreement supersedes any and all existing agreements, oral or written, between Employee and Employer or any of its Affiliates relating to the subject matter hereof. Employee is not entitled to any other payments or benefits from any of the Employer or its Affiliates except as expressly provided for herein.

iii) Amendments and Waivers. No provisions of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by Employee and Employer. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

iv) Employer and Board Discretion. For purposes of clarity, all discretionary powers granted to the Employer and/or the Board in this Agreement shall be exercised in the sole and absolute discretion of the Employer and/or Board.

v) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Agreement shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Agreement. Alternatively, the parties may (but shall have no obligation to) agree to submit the dispute to binding arbitration, the selection of the arbitrator(s) and governing procedures to be determined at the time of selection.

vi) Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

vii) Judicial or Arbitral Modification. If any court or arbitrator determines that any of the covenants in Sections 8 or 9, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the extent necessary to make such covenants valid and enforceable and Employee will enter into such agreement with Employer as may be requested by them in order to reduce the scope of such provisions so that such provisions will be valid and enforceable to the maximum extent possible.

viii) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer. Employee may not sell, convey, assign, transfer or otherwise dispose of, directly or indirectly, any of the rights, claims, powers or interest established under this Agreement other than with the prior written consent (which may be granted or withheld in its discretion) of the Employer, provided that the same may, upon the death of Employee, be transferred by will or intestate succession, to his estate, executors, administrators or heirs, whose rights therein shall for all purposes be deemed subject to the terms of this Agreement. IEP, Mr. Icahn, his family members, and the respective Affiliates of any of the foregoing, are express third-party beneficiaries of this Agreement and are entitled to enforce the terms hereof.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

ix) Taxes. All payments to Employee shall be subject to applicable deductions, payroll and withholdings taxes, as required by law.

x) Personal Liability. The liability, obligations and duties under this Agreement shall only be liabilities, obligations and duties of Employee and Employer and are not personal liabilities, obligations and duties of IEP or Mr. Icahn and neither IEP nor Mr. Icahn shall have any personal liability under this Agreement.

xi) Survival. This Agreement and all of the provisions hereof (other than Sections 6, 8, 9, 10 and 11 which shall survive the termination of the employment of Employee under this Agreement) shall terminate upon Employee ceasing to be an employee of Employer for any reason.

xii) Following the earlier of March 31, 2018 or the termination of the Term, Employee will not be deemed to be employed under this Agreement, even if the employment of Employee with the Employer or its Affiliates continues.

12. Other. Employee shall follow all policies and procedures and compliance manuals adopted by or in respect of any or all of Employer, its subsidiaries and IEP, including, without limitation, those applicable to investments by employees. The parties agree that the bracketed language set forth below the parties’ signatures (“[Signature page to Employment Agreement between Federal-Mogul Corporation and Kevin Freeland. Term: on or about June 17, 2013 through March 31, 2018; Base Salary: $600,000/year; Discretionary Bonus as determined by the Board of Directors of Federal-Mogul in its discretion; Maximum of one-year’s base salary as severance if terminated without Cause or resigns for Good Reason; Non-Compete: 1 year from termination (extendable for an additional 1 year at Federal-Mogul’s option); Cash-settled performance-based economic value added award relating to Aftermarket Division]”) is for reference purposes only and does not amend or alter in any way the contents of this Agreement. In the event of a conflict between any provision of the bracketed language above and any provision of this Agreement, the Agreement shall prevail.

13. Section 409A of the Code.

i) This Agreement and all other agreements referred to herein or contemplated hereby in connection with the Employee’s employment are intended to meet the requirements of Section 409A of the Code, and shall be interpreted and construed consistent with that intent.

ii) Notwithstanding any other provision of this Agreement or any other agreements referred to herein or contemplated hereby in connection with the Employee’s employment, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

If the Employee is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the Date of Termination, then no such payment shall be made or commence during the period beginning on the Date of Termination and ending on the date that is six months following the Date of Termination or, if earlier, on the date of the Employee’s death, if the earlier making of such payment would result in tax penalties being imposed on the Employee under Section 409A of the Code. The amount of any payment that would otherwise be paid to the Employee during this period shall instead be paid to the Employee on the first business day following the date that is six months following the Date of Termination or, if earlier, the date of the Employee’s death.

Payments with respect to reimbursements or payments of expenses shall be made promptly, but in any event on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement or payment, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, in any other calendar year, except for any limit on the amount of expenses that may be reimbursed under an arrangement described in Section 105(b) of the Code, and the Employee’s right to reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit. If the Employee is a ‘Specified Employee’ under Code Section 409A, the full cost of any continuation or provision of employee benefit plans or programs following the Date of Termination (other than any cost of medical or dental benefit plans or programs or the cost of any other plan or program that is exempt from Code Section 409A) shall be paid by the Employee until the earlier to occur of the Employee’s death or the date that is six months and one day following the Employee’s Date of Termination, and such cost shall be reimbursed by the Company to, or on behalf of, the Employee in a lump sum cash payment on the earlier to occur of the Employee’s death or the date that is six months and one day following the Employee’s Date of Termination. In addition, if the Employee is a ‘Specified Employee’ under Code Section 409A on the Employee’s Date of Termination, any payment or reimbursement of Employee’s expenses, or in-kind benefits provided, that constitutes a ‘deferral of compensation’ within the meaning of Section 409A(d)(1) of the Code, shall not be paid or provided, as applicable, until the earlier to occur of the Employee’s death or the date that is six months and one day following the Executive’s Date of Termination.

iii) The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of this Agreement or any other agreements referred to herein or contemplated hereby in connection with the Employee’s employment, including but not limited to any stock appreciation right or other equity-based award, payment or amount that provides for the ‘deferral of compensation’ within the meaning of Section 409A(d)(1) of the Code, may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ Kevin Freeland
KEVIN FREELAND

FEDERAL-MOGUL CORPORATION

By:	/s/ Rainer Jueckstock
Name: Rainer Jueckstock
Title: Co-CEO

[Signature page to Employment Agreement between Federal-Mogul Corporation and Kevin Freeland. Term: on or about June 17, 2013 through March 31, 2018; Base Salary: $600,000/year; Discretionary Bonus as determined by the Board of Directors of Federal-Mogul in its discretion; Maximum of one-year’s base salary as severance if terminated without Cause or resigns for Good Reason; Non-Compete: 1 year from termination (extendable for an additional 1 year at Federal-Mogul’s option); Cash-settled performance-based economic value added award relating to Aftermarket Division].

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Exhibit A

[FORM OF RELEASE]

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (the “General Release”) dated as of             , 20     is made in consideration of severance payments and other benefits provided to the undersigned employee (“Employee”) under the Employment Agreement by and between FEDERAL-MOGUL CORPORATION (the “Company”) and KEVIN FREELAND (“Employee”) and dated as of May 29, 2013 (the “Employment Agreement”). Unless otherwise defined herein, the terms defined in the Employment Agreement shall have the same defined meaning in this General Release.

1. For valuable consideration to be paid to Employee, upon expiration of the seven day revocation period provided in Section 7 herein, as provided for in Section 6 of the Employment Agreement and to which he is not contractually entitled to absent the execution of this General Release, the adequacy of which is hereby acknowledged, Employee, for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge the Company and the Company’s former, present or future subsidiaries, parents, Affiliates and related organizations, and its and their employees, beneficial owners, officers, directors, equity holders, attorneys, successors and assigns as well as all Related Persons (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, without limitation, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or may have been suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Employee’s employment with the Company (whether pursuant to the Employment Agreement or otherwise) or any of its Affiliates and the termination of Employee’s employment. The foregoing release, discharge and waiver includes, but is not limited to, all claims, and any obligations or causes of action arising from such claims, under common or statutory law including, without limitation, any state or federal discrimination, fair employment practices or any other employment-related statute or regulation (as they may have been amended through the date of this General Release) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the National Labor Relations Act, Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Non-Discrimination Act, the National Labor Relations Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Elliott-Larsen Civil Rights Act, the Persons With Disabilities Civil Rights Act, the

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Wage and Fringe Benefit Act, and any similar statutes (all as amended). The foregoing release and discharge also expressly includes, without limitation, any claims under any state or federal common law theory, including, without limitation, wrongful or retaliatory discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence, claims for alleged physical or personal injury, emotional distress relating to or arising out of Employee’s employment with the Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. All of the claims, liabilities, actions, charges, causes of action, demands, damages, remuneration, sums of money, accounts or expenses described in this Section 1 shall be described, collectively as the “Released Claims”.

2. Excluded from this General Release are claims and rights that arise after the date Employee signs this General Release, any claims which cannot be waived by law, indemnification rights, and any claims for accrued vested benefits under any retirement plan (including Employer’s German pension plan referred to in Section 3 of the Employment Agreement) in accordance with the terms of such plan and applicable law. Employee does, however, waive Employee’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee’s behalf. Nothing in this General Release shall be deemed to waive Employee’s right to file a charge with or participate in any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other government agency, except that even if Employee files a charge or participates in such an investigation or proceeding, Employee will not be able to recover damages or equitable relief of any kind from the Releasees with respect to the Released Claims.

3. Any unresolved dispute arising out of this General Release shall be litigated in any court of competent jurisdiction in the Borough of Manhattan in New York City; provided that the Company may elect to pursue a court action to seek injunctive relief in any court of competent jurisdiction to terminate the violation of its proprietary rights, including but not limited to trade secrets, copyrights or trademarks. Each party shall pay its own costs and fees in connection with any litigation under this General Release.

4. Employee acknowledges and recites that:

(a) Employee has executed this General Release knowingly and voluntarily;

(b) Employee has read and understands this General Release in its entirety;

(c) Employee has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

(d) Employee’s execution of this General Release has not been forced by any employee or agent of the Company, and Employee has had an opportunity to negotiate about the terms of this General Release and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents have made any representation inconsistent with the General Release; and

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

(e) Employee has been offered 45 calendar days after receipt of this General Release to consider its terms before executing it.

5. This General Release shall be governed by, and construed in accordance with, the laws of the United States applicable thereto and the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof. Subject to applicable law, Employee waives the right to a jury trial with respect to any dispute arising from this General Release.

6. Employee represents that he has returned all property belonging to the Company including, without limitation, keys, access cards, computer software and any other equipment or property. Employee further represents that he has delivered to the Company all documents or materials of any nature belonging to it, whether an original or copies of any kind, including any Confidential Information.

7. Employee shall have seven days from the date he signs this General Release to revoke it by providing written notice of the revocation to the Company, in which event this General Release shall be unenforceable and null and void. Provided employee does not revoke this General Release, it shall become effective on the eighth day after Employee signs this General Release.

8. If any paragraph or part or subpart of any paragraph in this General Release or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form. Moreover, each paragraph or part or subpart of each paragraph in this General Release is independent of and severable (separate) from each other. In the event that any paragraph or part or subpart of any paragraph in this General Release is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, the affected paragraph or part or subpart of such paragraph shall be stricken from the General Release, and the remaining paragraphs or parts or subparts of such paragraphs of this General Release shall remain in full, force and effect.

I, Kevin Freeland, represent and agree that I have carefully read this General Release; that I have been given ample opportunity to consult with my legal counsel or any other party to the extent, if any, that I desire; and that I am voluntarily signing by my own free act.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

PLEASE READ THIS GENERAL RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EMPLOYEE:

By:
Name: Kevin Freeland
Title:

Date: , 20

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Exhibit B

EQUITY COMPENSATION TERMS

EVA Award. Effective as of the first day of the commencement of the Term, the Employee is granted the EVA Award.

Vesting of EVA Award. One hundred percent (100%) of the EVA Award shall be earned and vest on December 31, 2017. Any Payment due under the EVA Award will be paid to the Employee on the Payment Date.

Equity Award. In the event that a Designated Transaction shall be announced publicly by the Employer after July 1, 2013 and prior to December 31, 2017, the Employee shall have 30 days following such announcement (or, if such announcement is made on or after December 1, 2017, such shorter period of time equal to the number of days between such announcement and December 31, 2017) to deliver to the Employer a written notice (an “Election Notice”) electing to convert the EVA Award into an Equity Award.

For the avoidance of doubt (but subject to the following sentence): (i) the Employee may deliver only one Election Notice to the Employer with respect to any particular Designated Transaction; (ii) the delivery by the Employee of an Election Notice to the Employer shall be irrevocable; and (iii) the EVA Award shall terminate and become void immediately upon delivery by the Employee of an Election Notice to the Employer and the Employee will thereafter be entitled to receive only the Equity Award, if any. Notwithstanding the foregoing, if the Employee delivers an Election Notice to the Employer and the Designated Transaction is thereafter abandoned or for any other reason is not consummated on or prior to December 31, 2017 then the Equity Award shall revert automatically to the EVA Award, effective as of the earlier of (A) December 31, 2017 or (B) the date that the Employer announces publicly that the Designated Transaction has been abandoned. In no event shall the Employee be entitled to receive a Payment under both the EVA Award and the Equity Award. Rather, once a Payment is made under either such Award, the other shall terminate and be extinguished and be of no further force or effect.

As a condition to the receipt of any Payment pursuant to the Equity Award, the Employee shall execute prior to the Payment Date a non-competition agreement for the benefit of the Persons designated by the Employer, in form and substance satisfactory to the Employer, for a period beginning on the date of that agreement and ending on the latest of (A) December 31, 2017 or (B) one year following the Designated Transaction Date or (C) one year following the Exercise Date.

Vesting of Equity Award. In the event of a Sale, if the Employee has delivered an Election Notice to the Employer in accordance with the terms hereof, then one hundred percent (100%) of the Equity Award shall be earned and vest on the Designated Transaction Date. Any Payment due under the Equity Award shall be paid on the Payment Date.

In the event of an Offering, if the Employee has delivered an Election Notice to the Employer in accordance with the terms hereof, then one hundred percent (100%) of the Equity Award shall be earned and vest on December 31, 2017 and the Employee shall be entitled to exercise the Equity Award, by delivering a written notice of exercise to the Employer, on any date (the date of such

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

delivery, “Exercise Date”) thereafter and prior to the earlier of (A) December 31, 2019 and (B) sixty (60) days following the Employee’s last day of employment with the Vehicle Components Segment or any of its subsidiaries. Irrespective of the timing of the Exercise Date, any Payment with respect to the Equity Award shall be made on the Payment Date.

Maximum Payments. Notwithstanding any other term of this Exhibit B: (i) in no event shall the aggregate Payment under the EVA Award exceed $50 million; and (ii) in no event shall the aggregate Payment under the Equity Award exceed $70 million. Following the Payment under either the EVA Award or the Equity Award, both the EVA Award and the Equity Award shall thereafter be immediately terminated and no additional sums will be due thereunder.

Effect of Termination. If the Employee is terminated without Cause, resigns for Good Reason, dies, or incurs a termination of employment as a result of a Disability:

(i)	On or prior to December 31, 2014 (and provided that the Employee has not, prior to the date of termination, delivered an Election Notice to the Employer in accordance with the terms hereof), then the Employee shall be entitled to receive on the Payment Date a portion of the EVA Award equal to the Interim Amount, if any, such Interim Amount to be determined with a Measuring Date as of the date of such termination, on the terms and subject to the conditions of the EVA Award, and no other amounts shall thereafter be payable to the Employee on account of the EVA Award or the Equity Award, both of which shall terminate and have no further force or effect; or

(ii)	on or after January 1, 2015 and prior to December 31, 2017 (and provided that the Employee has not, prior to the date of termination, delivered an Election Notice to the Employer in accordance with the terms hereof) (such termination, a “Clause (ii) Event”), then the Employee shall be entitled to receive on the Payment Date a portion of the EVA Award equal to the Interim Amount, if any, such Interim Amount to be determined with a Measuring Date which is the earlier of December 31, 2017 or the date that is twelve (12) months following the date of termination (such date, the “End Date”). Any Payment shall be paid only on the terms and subject to the conditions of the EVA Award. In the event of a Clause (ii) Event, no Payment other than the Payment contemplated in this clause (ii) shall be payable to the Employee on account of the EVA Award or the Equity Award, both of which shall terminate and have no further force or effect; or

(iii)	at any time after the Employee has delivered an Election Notice to the Employer in accordance with the terms hereof and prior to December 31, 2017, then the Employee shall be entitled to receive the full Equity Award, if any (which shall be paid to the Employee on the Payment Date), on the terms and subject to the conditions of the Equity Award, and no other amounts shall thereafter be payable to the Employee on account of the EVA Award or the Equity Award, both of which shall terminate and have no further force or effect.

If the Employee’s employment terminates for any reason other than a termination without Cause, a resignation for Good Reason, death or Disability prior to December 31, 2017, then the EVA Award and the Equity Award (whether or not the Employee has delivered an Election Notice to the Employer and whether or not vested) shall be immediately forfeited and cancelled without the Payment of any consideration hereunder or thereunder.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Miscellaneous. Any Payment due with respect to any Award may be made by the Employer through the delivery to the Employee of cash or publicly-traded securities of the Vehicle Components Segment or a combination thereof, at the option of the Employer. In the event that the Employer elects to make any Payment in the form of publicly-traded securities, the value of such securities shall be implied/extrapolated from the 30-day volume weighted average price per share thereof, determined as of the close of business on the date that the Board determines the amount of such Payment.

The Board’s good faith determination regarding the calculation of all Payments, values, financial results, costs, accounting matters, amounts and metrics contemplated hereunder, including, without limitation, Economic Profit, EBIT, Working Assets and all other defined terms (and the components of any of the foregoing), shall be conclusive. In addition, the Board may, in its discretion, adjust any amounts, metrics or calculations hereunder, including, without limitation, Economic Profit, EBIT and Working Assets (and the components thereof), to reflect or to exclude the impact of: (i) gains and losses from extraordinary or non-recurring events; (ii) gains and losses due to divestitures, acquisitions, re-organizations, or any such other material change in the Employer’s or the Vehicle Components Segment’s business; (iii) changes in applicable accounting rules or principles; (iv) changes in the Employer’s or the Vehicle Components Segment’s methods of accounting; and (v) changes in applicable law. In addition, the Board may, in its discretion, give pro forma full year effect to any growth capital projects, acquisitions, divestitures and restructuring expenses that occur in any period beginning after December 31, 2015. The Board’s good faith determinations in this regard shall be conclusive and binding on the Employee.

The Board may at any time, in its sole discretion, cancel, declare forfeited, rescind, or require the return of any unexercised, undelivered, or unpaid Award or Payment contemplated hereby upon the Board determining that a Restatement Event has at any time occurred. In addition, at any time up to and including the date that is eighteen (18) months following the latest of the vesting, exercise or Payment with respect to an Award, the Board may, in its sole discretion, rescind any such vesting, exercise or Payment, and require the return or repayment, of any Award or Payment contemplated hereby upon the Board determining that a Restatement Event has at any time (whether before or after the vesting, exercise or Payment of the Award) occurred. In connection with any cancellation, forfeiture or rescission contemplated by this paragraph, the terms of repayment by the Employee shall be determined in the Board’s sole discretion, which may include, among other terms, the repayment being required to be made (i) in one or more installments or payroll deductions or deducted from future bonus payments or (ii) immediately in a lump sum in the event that the Employee incurs a termination of employment. In the event that an Award is rescinded, the Employee shall repay or return to the Employer any cash amount, stock, or other property received from the Employer upon the vesting, exercise or Payment of same (or, if the Employee has disposed of any stock or other property received and cannot return it, its cash value at the time of vesting, exercise or Payment), and, in the case of stock or other property delivered to the Employee, any gain or profit realized by the Employee in a subsequent sale or other disposition of such stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Board shall prescribe. Notwithstanding the foregoing, in the event that the Board shall have determined to rescind any vesting, exercise or Payment of an

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Award made hereunder: (i) the Employee shall be provided with written notice thereof at least thirty (30) days prior to the date of any required return or repayment of such Award or Payment; (ii) such notice shall describe the Restatement Event giving rise to such determination by the Board; and (iii) the Employee shall be given a reasonable opportunity to meet with the Board to be heard on the matter.

All Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”). All Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A. Should any provision of any Award, or any other agreement or arrangement contemplated hereby be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Board, and without the consent of the Employee, in such manner as the Board determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A. Any reference herein to a “termination of employment” or similar term shall mean a “separation from service” from the Employer (including, to the extent consistent with Section 409A, any successor entity), as such term is defined for purposes of Section 409A.

This Exhibit B shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Exhibit B shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Exhibit B. Alternatively, the parties may (but shall have no obligation to) agree to submit the dispute to binding arbitration, the selection of the arbitrator(s) and governing procedures to be determined at the time of selection.

Definitions. All capitalized terms used but not defined herein shall have the meanings given such terms in the Employment Agreement dated as of May 29, 2013, between Federal-Mogul Corporation and Kevin Freeland.

“Award” shall mean the EVA Award or the Equity Award.

“Average Working Assets” shall mean, for any fiscal quarter, the average of (i) Working Assets as of the last day of such quarter and (ii) Working Assets as of the last day of the immediately preceding quarter. Average Working Assets shall be calculated quarterly during the term of the EVA Award.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d–3 and Rule 13d–5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capital Charge” shall mean, for any fiscal quarter, Average Working Assets multiplied by an annual rate of *** percent (***%) (i.e., ***% each fiscal quarter). Capital Charge shall be calculated quarterly during the term of the EVA Award.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

“Capital Lease Obligations” shall mean obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning. For the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

“Cumulative Economic Profit” shall mean the sum of the Economic Profit with respect to all completed quarterly periods, beginning on July 1, 2013. In no event will Cumulative Economic Profit include Economic Profit with respect to any quarter beginning on or after January 1, 2018.

“Designated Transaction” shall mean a Sale or an Offering; it being understood and agreed that (i) the Equity Award shall entitle the Employee to a potential Payment with respect to a Sale or an Offering (but not both) and (ii) nothing herein shall be construed as obligating the Employer to pursue or consummate a Sale or an Offering or any other transaction, and the Employer may do so, or not do so, in its sole and absolute discretion.

“Designated Transaction Date” shall mean the date of consummation of a Designated Transaction.

“Disability” shall have the meaning given to such term under the Plan.

“EBIT” shall mean, for any fiscal quarter, the Vehicle Components Segment’s consolidated net income determined in accordance with GAAP before the following: interest income and expense, provision for income taxes, legacy defined benefit expenses and costs relating to factoring of accounts receivables. EBIT shall be calculated quarterly during the term of the EVA Award.

“Economic Profit” shall mean, for any fiscal quarter, EBIT less the Capital Charge. Economic Profit shall be calculated quarterly during the term of the EVA Award.

“Equity Award” shall mean an award on the terms set forth in this Exhibit B representing, if, and only if, the Designated Transaction is consummated on or prior to December 31, 2017, the equivalent of four percent (4.0%), subject to adjustment as provided in the Plan, of the Excess Amount.

“Equity Strike Price” shall mean (i) the average of Working Assets as of the last day of each of the five (5) completed fiscal quarters immediately preceding the Designated Transaction Date minus (ii) the amount of Indebtedness attributable to the Vehicle Components Segment and

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

reflected on its balance sheet as of the Designated Transaction Date plus (iii) the amount of cash and cash equivalents attributable to the Vehicle Components Segment and reflected on its balance sheet as of the Designated Transaction Date. By way of example, if the Designated Transaction Date was December 22, 2017, the Equity Strike Price would be: (i) the sum of Working Assets as of the last day of the fiscal quarters ended September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, divided by 5; minus (ii) the amount of Indebtedness attributable to the Vehicle Components Segment and reflected on its balance sheet as of the Designated Transaction Date; plus (iii) the amount of cash and cash equivalents attributable to the Vehicle Components Segment and reflected on its balance sheet as of the Designated Transaction Date.

“EVA Award” shall mean a performance-based economic value added award on the terms set forth in this Exhibit B representing the equivalent of seven percent (7%), subject to adjustment as provided in the Plan, of the Cumulative Economic Profit, if any, of the Vehicle Components Segment from July 1, 2013 through December 31, 2017.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excess Amount” (which, for the avoidance of doubt, may never be an amount less than zero) shall mean:

(i)	with respect to an Offering, the amount by which the value of 100% of the Outstanding Shares (as implied/extrapolated from the 30-day volume weighted average price per Outstanding Share, determined as of the close of business on the Exercise Date), reduced by the Reduction Amount, exceeds the Equity Strike Price;

(ii)	with respect to a Sale of all or substantially all of the assets of the Vehicle Components Segment, the amount by which the amount of the Proceeds exceeds the Equity Strike Price; and

(iii)	with respect to a Sale of Outstanding Shares of the Vehicle Components Segment, the amount by which the value of 100% of the Outstanding Shares (as implied/extrapolated from the aggregate cash proceeds or fair market value of property actually received in consideration of such Sale by the Employer), reduced by the Reduction Amount, exceeds the Equity Strike Price.

“409A Sale” shall mean a Sale that is also a “change in control event” as defined for purposes of Section 409A.

“GAAP” shall mean generally accepted accounting principles consistently applied in the United States of America.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

“Indebtedness” shall mean: (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired; (e) Capital Lease Obligations; (f) obligations, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (g) the liquidation value of redeemable preferred stock which is mandatorily redeemable on or prior to December 31, 2017; (h) Guarantee Obligations in respect of obligations of the kind referred to in clauses (a) through (g) above or (j) through (k) below; (i) obligations of the kind referred to in clauses (a) through (h) above or (j) through (k) below that are secured by any Lien on property; (j) obligations in respect of Swap Agreements; and (k) Indebtedness of any other entity to the extent that the Vehicle Components Segment (or any entity, division or subsidiary within or comprising the Vehicle Components Segment) is liable therefor as a result of any ownership interest in or other relationship with such entity solely to the extent such Indebtedness is required to be reflected on the balance sheet of the Vehicle Components Segment in accordance with GAAP.

“Interim Amount” shall mean seven percent (7.0%), subject to adjustment as provided in the Plan, of the Interim Economic Profit of the Vehicle Components Segment.

“Interim Economic Profit” shall mean, as of any particular date (the “Measuring Date”), the sum of the Economic Profit with respect to each completed quarterly period beginning on July 1, 2013 and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter which includes the Measuring Date. By way of example, if the Measuring Date was March 28, 2017, the Interim Economic Profit would be the sum of the Economic Profit with respect to each quarterly period beginning on July 1, 2013 and ending on December 31, 2016.

“IPO” shall mean a registered underwritten initial public offering of more than ten percent (10%) of the Outstanding Shares of the Vehicle Components Segment, which offering generates gross proceeds of not less than $***.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

“Offering” shall mean: (i) an IPO; or (ii) a Spin-Off Transaction.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

“Outstanding Shares” means (i) with respect to a Sale, the number of shares of common stock (or equivalent securities) of the Vehicle Components Segment actually outstanding immediately prior to the consummation of such Sale, and (ii) with respect to an Offering, the number of shares of common stock (or equivalent securities) of the Vehicle Components Segment actually outstanding immediately following the completion of such Offering (including any “green shoe”), taking into account any shares of common stock (or equivalent securities) of the Vehicle Components Segment issued in such Offering.

“Payment” shall mean the payment of any cash, or the delivery of any securities, to the Employee following the vesting or exercise of the EVA Award or the Equity Award.

“Payment Date” shall mean the earliest of the following: (i) sixty (60) days after a Designated Transaction Date if the Designated Transaction is a 409A Sale; (ii) fourteen (14) months after the Employee’s termination of employment with the Employer and its successor(s) (if any) for any reason (including death or Disability); or (iii) March 1, 2020.

“Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” shall mean the Federal–Mogul Corporation 2010 Stock Incentive Plan, as amended from time to time.

“Proceeds” means, in the case of a Sale, the amount equal to (without duplication):

(i)	the aggregate net cash proceeds or fair market value of property (as determined by the Board) actually received by the Employer in consideration of such Sale plus such amount as is necessary to be added thereto in order to extrapolate the proceeds/value which would have been received had such Sale been for 100% of the assets of the Vehicle Components Segment, minus

(ii)	the aggregate amount of the actual out-of-pocket expenses incurred (including, without limitation, legal, accounting, investment banking fees and brokerage commissions) by (x) Carl Icahn and/or the Related Parties and/or (y) the Employer, in each case of (x) or (y), in connection with such Sale (and with respect to Carl Icahn and/or the Related Parties only to the extent such expenses otherwise would have been incurred by the Employer in connection with the foregoing), minus

(iii)	the amount of any capital contributions made to the Vehicle Components Segment in anticipation of such Sale, minus

(iv)	the amount of any liabilities, including, without limitation, the amount of any Indebtedness of the Vehicle Components Segment (including inter-company Indebtedness from the Employer or Icahn Enterprises L.P. or any of their respective Affiliates), retained or assumed by any of: (x) the Employer, (y) Carl Icahn and/or (z) any Related Party in connection with such Sale, minus

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

(v)	such reserves as reasonably shall be deemed necessary or appropriate by the Board, including without limitation, reserves to cover the following:

a.	the anticipated exposure with respect to any actual or contingent retained liabilities (including without limitation any transaction costs or expenses, tax liabilities incurred in connection with such Sale or potential indemnification obligations in connection with such Sale, and any actual or potential future claims against the Employer, whether or not reflected in the Employer’s financial statements); provided that solely on the date that is 36 months following the Designated Transaction Date with respect to such Sale: (x) if the amount so reserved with respect to liabilities (excluding tax, environmental and indemnification liabilities) exceeds the amount actually required for such purposes as determined by the Board, prompt adjustment shall be made by the Board following such determination that results in an additional Payment to the Employee in accordance herewith, or (y) if the amount so reserved is less than the amount actually required for such liabilities as determined by the Board, prompt adjustment shall be made by the Board following such determination and the Employee shall promptly following such adjustment refund to the Employer or its designee a portion of the Payment which was so overpaid, and

b.	the full amount of any ongoing expenses and working capital needs of the Vehicle Components Segment in winding up its business.

“Reduction Amount” means, with respect to a Sale of shares of the Vehicle Components Segment’s common stock (or equivalent securities) or an Offering, the aggregate amount of the actual out-of-pocket expenses incurred (including, without limitation, legal, accounting, investment banking fees and brokerage commissions) by (x) Carl Icahn and/or the Related Parties and/or (y) the Employer, in each case of (x) or (y), in connection with such Sale or Offering, as the case may be.

“Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code over which any one or more members of

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.

“Restatement Event” means (whether as a result of fraud, mistake or otherwise) any negative restatement or other revision of: (A) the financial statements (whether audited or unaudited), results or performance of (i) the Employer or (ii) the Vehicle Components Segment or (iii) to the extent material to the Vehicle Components Segment, any other subsidiary, business unit, segment, division or department of the Employer; or (B) any data used by the Board in calculating or determining EBIT, Working Assets or any other amount, Payment or metric contemplated hereby; provided, however, to be a Restatement Event such restatement or revision must have a negative material impact on the calculation of any actual Payment pursuant to an EVA Award (for clarity, any restatement or revision that has no impact on an actual Payment will not be a Restatement Event).

“Sale” shall mean a sale (excluding in an Offering but including by way of a merger, a consolidation, a sale of assets, or a sale of stock) to a third-party, other than Carl Icahn or any of the Related Parties, in a single transaction of either (i) more than 50% of the Outstanding Shares issued by the subsidiary of the Employer which holds the Vehicle Components Segment or (ii) substantially all of the assets of the Vehicle Components Segment (based on fair market value of the assets of the Vehicle Components Segment, without taking into account any of the Vehicle Components Segment’s liabilities). Notwithstanding the foregoing, in no event shall the term “Sale” be deemed to include: (i) any transaction by which the Employer (or all or substantially all of the assets of the Employer) is sold, directly or indirectly (including by way of a merger, a consolidation, a sale of assets, or a sale of stock); (ii) any transaction by which any subsidiary, segment or division of the Employer other than the Vehicle Components Segment (or all or substantially all of the assets of such subsidiary, segment or division) is sold, directly or indirectly (including by way of a merger, a consolidation, a sale of assets, or a sale of stock); (iii) any direct or indirect offering, sale or issuance of securities by the Employer or any subsidiary, segment or division of the Employer other than the Vehicle Components Segment; or (iv) any sale, transfer of assets or securities, merger, consolidation or other transaction between or among the Employer or any direct or indirect subsidiary or Affiliate of the Employer, on the one hand, and any direct or indirect subsidiary or Affiliate of the Employer, on the other hand.

“Spin-Off Transaction” shall mean any transaction by which (i) the Vehicle Components Segment (or all or substantially all of the assets of the Vehicle Components Segment or the securities of the entities holding such assets) is distributed to the security holders of the Employer or (ii) the assets comprising all or substantially all the Vehicle Components Segment (or the securities of the entities holding such assets) are otherwise reorganized or restructured in a manner similar to the foregoing.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

“Vehicle Components Segment” shall mean the operating segment of the Employer (together with any successor entity to such operating segment) principally engaged in the manufacture, sale and distribution of automotive, industrial and commercial parts in the aftermarket (as opposed to original equipment manufacturers), as described in Item 1 of Part I of Employer’s Annual Report on Form 10-K for the year ending December 31, 2012, as such operating segment or successor entity may be modified, supplemented or altered from time to time as approved by the Board.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Working Assets” shall mean, for any fiscal quarter, the following items as of the last day of such quarter (in each case determined in accordance with GAAP): (i) accounts receivable (including factored receivables, whether or not reflected on the balance sheet of the Vehicle Components Segment); plus (ii) inventory; plus (iii) property, plant and equipment; plus (iv) investments in non-consolidated subsidiaries; plus (v) goodwill and other intangible assets related to any acquisitions or investments completed on or after March 31, 2013; less (vi) accounts payable; less (vii) accrued rebates. Working Assets shall be calculated quarterly during the term of the EVA Award. The Employee and the Employer acknowledge and agree that Working Assets for the fiscal quarter of the Vehicle Components Segment ended March 31, 2013 was $***.

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Example of EVA Award Payment. The following example is for illustrative purposes only and shall not constitute a guarantee of any particular level of performance or resulting EVA Award Payment:

Example of EVA Award Payment
($ in millions)
Quarter Ended	Indicative Quarterly EBIT	Working Assets	Average Working Assets	Capital Charge	Economic Profit (EP)	Cumulative EP	EVA Award Payment

	[A]	[B]	[C]	[D] = [C] * ***%	[E] = [A]-[D]	[F]	[G] = 7% * [F]
06/30/13	n/a	***	n/a	n/a	n/a	n/a	n/a
09/30/13	***	***	***	***	***	***	***
12/31/13	***	***	***	***	***	***	***
03/31/14	***	***	***	***	***	***	***
06/30/14	***	***	***	***	***	***	***
09/30/14	***	***	***	***	***	***	***
12/31/14	***	***	***	***	***	***	***
03/31/15	***	***	***	***	***	***	***
06/30/15	***	***	***	***	***	***	***
09/30/15	***	***	***	***	***	***	***
12/31/15	***	***	***	***	***	***	***
03/31/16	***	***	***	***	***	***	***
06/30/16	***	***	***	***	***	***	***
09/30/16	***	***	***	***	***	***	***
12/31/16	***	***	***	***	***	***	***
03/31/17	***	***	***	***	***	***	***
06/30/17	***	***	***	***	***	***	***
09/30/17	***	***	***	***	***	***	***
12/31/17	***	***	***	***	***	***	***

Certain information contained in this Exhibit has been redacted pursuant to a request for confidential treatment filed by Federal-Mogul Corporation with the Securities Exchange Commission pursuant to rule 24b-2 promulgated under the Securities Exchange Act of 1934. Information for which confidential treatment has been requested has been replaced with asterisks.

Example of Equity Award Payment. The following example is for illustrative purposes only and shall not constitute a guarantee of any particular level of performance or resulting Equity Award Payment:

Equity Award Payment Example
($ in millions)
Calculated as of 12/31/17	12/31/16		03/31/17		06/30/17		09/30/17		12/31/17
Working Assets	$	***	$	***	$	***	$	***	$	***
Average of Trailing 5 quarters of Working Assets									$	***
Less: Debt on Designated Transaction Date										($***)
Plus: Cash on Designated Transaction Date									$	***
Equity Strike Price									$	***

	Offering		Stock Sale		Asset Sale
2017 EBIT		***		***		***
Indicative Multiples		***		***		***
Enterprise Value		***		***		***
Net Debt		***		***		***
Equity Value /Proceeds	$	***	$	***	$	***
Less: Reduction Amount		(***)		(***)		N/A
Less: Equity Strike Price		(***)		(***)		(***)
Excess Amount		***		***		***
Employee Share		4.0%		4.0%		4.0%
Calculated Employee Payout		***		***		***
Max Payment	$	***	$	***	$	***
Equity Award Payment	$	***	$	***	$	***

Note:    Assumes a Sale or Offering on 12/31/17.